Exhibit 99.1

Citigroup Inc.
HKD 407,400,000 5.70% Fixed Rate Notes due August 2017
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Hong Kong Dollars ("HKD")
3.	Aggregate Nominal Amount of the Series:	HKD 407,400,000
4.	Issue Price:	Tranche 1: 100.00% of the Aggregate Nominal Amount Tranche 2: 101.305% of the Aggregate Nominal Amount plus accrued interest from August 17, 2007
5.	Specified Denominations:	HKD 500,000 per Note and increments of HKD 100,000 in excess thereof.
6.	Issue Date:	Tranche 1: August 17, 2007 Tranche 2: September 5, 2007
7.	Maturity Date:	August 17, 2017
8.	Interest Basis:	The Notes will bear interest in arrears at a fixed rate of interest as described below.
9.	Redemption/Payment Basis:	Redemption at par
PROVISIONS RELATING TO INTEREST PAYABLE
10.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	5.70%. per annum payable annually in arrears
	(ii) Interest Payment Dates:	August 17 in each year from and including August 17, 2008 to and including August 17, 2017. Modified Following Business Day convention.
	(iii) Day Count Fraction:	Actual/365 (Fixed) (adjusted)
PROVISIONS RELATING TO REDEMPTION
11.	Final Redemption Amount of each Note:	Par
12.	Early Redemption Amount of each Note:	Par, payable for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
13.	Form of Notes:	Bearer Notes
14.	Additional Financial Centers relating to Payment Dates:	London, New York City and Hong Kong
15.	Consolidation provisions:	Applicable
DISTRIBUTION

16.	TEFRA:	The D Rules are applicable

 OPERATIONAL INFORMATION

ISIN Code:	XS0316522787
Common Code:	031652278